Filing Pursuant to Rule 433
                                                    Registration No.: 333-131262


This material is for your private information, and none of Wachovia Capital Markets, LLC and Nomura Securities International, Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriters or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriters will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WBCMT 2006 C27 Multifamily Data

  Loan     Property                              Property                            Property
 Issuer    Name                                  Address                             City
------------------------------------------------------------------------------------------------------------------------------------
Wachovia   Bridford Lake                         1150 Bridford Lake Circle           Greensboro
Wachovia   Deerwood Meadows                      6400 Old Oak Ridge Road             Greensboro
Wachovia   Champions Club Apartments             4200 Harwin Place                   Glen Allen
Wachovia   Park West End Apartments              5300 Glenside Drive                 Richmond
Wachovia   Cardinal Apartments                   6400 Oak Ridge Rd                   Greensboro
Wachovia   Parkwood East Apartments              1720 Kirkwood Drive                 Fort Collins
Wachovia   Shorepark at Riverlake                7952 Pocket Road                    Sacramento
Wachovia   Bay Village Apartments                1107 Porter Street                  Vallejo
Wachovia   Woodcreek Apartments                  3280 SW 170th Avenue                Beaverton
Wachovia   Carmel Center                         675 Beacon Street                   Carmel
Wachovia   AMLI at Eagle Creek                   5525 Elkhorn Drive                  Indianapolis
Wachovia   Wilshire Place                        6000 Hollister Street               Houston
Wachovia   Villas by the Lake Apartments         1 Lakeview Way                      Jonesboro
Wachovia   Bacara and Montelena at the Canyons   19920 and 19940 North 23rd Avenue   Phoenix
Wachovia   Hill at Woodway Apartments            10951 Laureate Drive                San Antonio
Wachovia   Charter Square                        2860 Charter Boulevard              Troy
Wachovia   Hampton Court                         5800 Christine Avenue               Westland
Wachovia   Oak Park Manor                        13600 Kenwood Street                Oak Park
Wachovia   Springwells Park                      15630 Middlebury Drive              Dearborn
Wachovia   Stephenson House                      27700 Stephenson Highway            Madison Heights
Wachovia   Deerfield Woods                       19559 Farmington Road               Livonia
Wachovia   Sterling University Village           117 Holleman Drive West             College Station
Wachovia   Medici Apartments                     4450 El Centro Road                 Sacramento
Wachovia   Lemans Apartments                     945 East 4500 South                 Salt Lake City
Wachovia   1420 Chicago                          1420 Chicago Avenue                 Evanston
Wachovia   Adagio Apartments                     15645 North 35th Avenue             Phoenix
Wachovia   Jacob Heights Phase III               533 Joseph Path                     Mankato
Wachovia   Conner Farms                          11400 Gables Drive                  Fishers
Wachovia   AMLI on Spring Mill                   14637 Handel Drive                  Carmel
Wachovia   AMLI at Killian Creek                 2300 Country Walk                   Snellville
Wachovia   Acacia Park Apartments                5280 North Little Mountain Drive    San Bernardino
Wachovia   Westlakes Villas                      1455 Cable Ranch Road               San Antonio
Wachovia   Vista Pointe Apartment Homes          175 South Rio Vista Street          Anaheim
Wachovia   Redhill Hampton Bay Apartments        6305 South 238th Place              Kent
  NCCI     Fountain Place Apartments             920 South Washington Avenue         Lansing
  NCCI     Lakeridge Apartments                  6155 Plumas Street                  Reno
  NCCI     Lincoln Towers Apartments             15075 Lincoln Road                  Oak Park
  NCCI     Pineview Apartments                   700 Pollard Street                  Jasper
  NCCI     Rancho Las Brisas Apartments          40125 Los Alamos Road               Murietta
  NCCI     Suntree Apartments                    3040 Suntree Plaza                  Kansas City
  NCCI     Apache Junction Properties (1)        1280 North Ironwood Drive           Apache Junction
  NCCI     Arabian Gardens MHP (1)               81600 Fred Waring Drive             Indio
  NCCI     Bangs MHP (1)                         30 Kendall Pond Road                Derry
  NCCI     Cedar Village MHP (1)                 10701 Cedar Avenue                  Bloomington
  NCCI     Forest Hill MHP (1)                   7700-7800 Forest Hill Drive         Fort Worth
  NCCI     Garden Valley MHC (1)                 8622 South Zarzamora Street         San Antonio
  NCCI     Lakemont Ridge RV & MHC (1)           2000 Maine Street                   Frostproof
  NCCI     Mobile Estates (1)                    1717-1823 5th Street                Greely
  NCCI     Shell Creek MHP (1)                   35711 Washington Loop Road          Punta Gorda
  NCCI     Westwood MHC (1)                      100 Westwood Circle                 Macon
  NCCI     Sherwood & Bourne End Pool (1)        Various                             Peru
  NCCI     Bourne End MHP (1)                    Old U.S. 24 and East Main Street    Peru
  NCCI     Sherwood MHP (1)                      906 West Main Street                Peru


                    Property                        General            Specific         Current                   Utilities
  Loan   Property     Zip                           Property           Property          Loan       Elevator       Tenant
 Issuer   State       Code         County             Type               Type           Amount      Buildings       Pays
------------------------------------------------------------------------------------------------------------------------------------
Wachovia    NC         27407      Guilford        Multifamily        Conventional     $20,500,000       N          E,W,S,T
Wachovia    NC         27410      Guilford        Multifamily        Conventional     $10,750,000       N       W, S, E, C, T
Wachovia    VA         23060      Henrico         Multifamily        Conventional     $13,750,000       N       W, S, E, C, T
Wachovia    VA         23228      Henrico         Multifamily        Conventional     $18,180,000       N       W, S, E, C, T
Wachovia    NC         27410      Guilford        Multifamily        Conventional     $10,350,000       N           E,C,T
Wachovia    CO         80525      Larimer         Multifamily        Conventional     $15,700,000       N          E,W,S,T
Wachovia    CA         95831     Sacramento       Multifamily        Conventional     $38,800,000       N            E,G
Wachovia    CA         94590       Solano         Multifamily        Conventional     $24,500,000       N            E,G
Wachovia    OR         97007     Washington       Multifamily        Conventional     $25,900,000       N          E,W,S,T
Wachovia    IN         46032      Hamilton        Multifamily        Conventional     $24,250,000       N             E
Wachovia    IN         46254       Marion         Multifamily        Conventional     $16,050,000       N             E
Wachovia    TX         77040       Harris         Multifamily        Conventional     $17,200,000       N             W
Wachovia    GA         30238      Clayton         Multifamily        Conventional     $14,925,000       N          E,T,C,W
Wachovia    AZ         85027      Maricopa        Multifamily        Conventional     $63,000,000       N         E,G,W,S,T
Wachovia    TX         78249       Bexar          Multifamily        Conventional      $8,787,000       N           E,W,T
Wachovia    MI         48083      Oakland         Multifamily        Conventional     $28,000,000       N           E,W,S
Wachovia    MI         48185       Wayne          Multifamily        Conventional      $7,200,000       N             E
Wachovia    MI         48237      Oakland         Multifamily        Conventional     $17,000,000       N          E,G,W,S
Wachovia    MI         48120       Wayne          Multifamily        Conventional     $16,750,000       N             E
Wachovia    MI         48071      Oakland         Multifamily        Conventional      $5,000,000       N             E
Wachovia    MI         48152       Wayne          Multifamily        Conventional      $7,550,000       N             E
Wachovia    TX         77840       Brazos         Multifamily      Student Housing    $19,093,750       N            E,T
Wachovia    CA         95834     Sacramento       Multifamily        Conventional     $20,300,000       N         E,W,S,T,C
Wachovia    UT         84117     Salt Lake        Multifamily        Conventional      $2,765,685       N          E,G,W,S
Wachovia    IL         60201        Cook          Multifamily        Conventional      $4,900,000       Y             E
Wachovia    AZ         85053      Maricopa        Multifamily        Conventional     $12,200,000       N           E,W,S
Wachovia    MN         56001     Blue Earth       Multifamily      Student Housing     $2,948,000       N          W,E,G,T
Wachovia    IN         46038      Hamilton        Multifamily        Conventional     $18,460,000       N             E
Wachovia    IN         46032      Hamilton        Multifamily        Conventional     $27,000,000       N             E
Wachovia    GA         30039      Gwinnet         Multifamily        Conventional     $21,000,000       N            E,W
Wachovia    CA         92407   San Bernardino     Multifamily        Conventional     $29,500,000       N          E,W,S,T
Wachovia    TX         78245       Bexar          Multifamily        Conventional     $11,325,000       N            E,W
Wachovia    CA         92806       Orange         Multifamily        Conventional     $35,400,000       N            E,G
Wachovia    WA         98032        King          Multifamily        Conventional     $24,000,000       N          E,W,S,T
  NCCI      MI         48910       Ingham         Multifamily        Conventional      $2,897,752       Y
  NCCI      NV         89519       Washoe         Multifamily        Conventional     $11,940,786       N         E,G,W,S,T
  NCCI      MI         48237      Oakland         Multifamily        Conventional     $13,200,000       Y          E,G,W,S
  NCCI      TX         75951       Jasper         Multifamily        Conventional      $2,096,443       N           E,W,S
  NCCI      CA         92562     Riverside        Multifamily        Conventional     $22,675,000       N         E,G,W,S,T
  NCCI      KS         66103     Wyandotte        Multifamily        Conventional      $4,260,000       N            E,G
  NCCI      AZ         85219       Pinal        Mobile Home Park   Mobile Home Park    $5,000,000       N
  NCCI      CA         92201     Riverside      Mobile Home Park   Mobile Home Park    $7,494,059       N         E,G,W,S,T
  NCCI      NH         03038     Rockingham     Mobile Home Park   Mobile Home Park    $3,084,837       N            E,G
  NCCI      CA         92316   San Bernardino   Mobile Home Park   Mobile Home Park    $7,500,000       N
  NCCI      TX         76140      Tarrant       Mobile Home Park   Mobile Home Park   $13,590,814       N         E,G,W,S,T
  NCCI      TX         78224       Bexar        Mobile Home Park   Mobile Home Park    $4,613,065       N            E,G
  NCCI      FL         33843        Polk        Mobile Home Park   Mobile Home Park    $4,000,000       N            E,G
  NCCI      CO         80631        Weld        Mobile Home Park   Mobile Home Park    $1,199,082       N         E,G,W,S,T
  NCCI      FL         33982     Charlotte      Mobile Home Park   Mobile Home Park    $3,097,610       N           E,G,T
  NCCI      GA         31206        Bibb        Mobile Home Park   Mobile Home Park    $5,995,947       N         E,G,W,S,T
  NCCI      IN         46970       Miami        Mobile Home Park   Mobile Home Park    $1,960,000       N            EGT
  NCCI      IN         46970       Miami        Mobile Home Park   Mobile Home Park    $1,134,737       N            EGT
  NCCI      IN         46970       Miami        Mobile Home Park   Mobile Home Park      $825,263       N            EGT


                                                                          Average         Average            Average
                                                           Average         Rent;            Rent;             Rent;
                    Number   Number   Number   Number       Rent;           Rent             Rent             Rent
           Number     of       of       of       of         Rent          Ranges -         Ranges -         Ranges -
             of        1        2        3        4+       Ranges -          1                2                 3
  Loan     Studio     BR       BR       BR       BR        Studio            BR               BR               BR
 Issuer    Units    Units    Units    Units    Units        Units          Units            Units             Units
------------------------------------------------------------------------------------------------------------------------------------
Wachovia        0      132      148       40        0       0;0-0       715;700-755      929;835-995     1100;1100-11100
Wachovia        0      161      136        0        0       0;0-0       632;525-759      737;580-899          0;0-0
Wachovia        0      120       92        0        0       0;0-0       717;710-720      898;822-925          0;0-0
Wachovia        0      200      112        0        0       0;0-0       655;620-690      804;775-820          0;0-0
Wachovia        0      128      128        0        0       0;0-0       560;560-560      660;660-660          0;0-0
Wachovia        0      124      135        0        0       0;0-0       635;630-645      694;675-730          0;0-0
Wachovia        0      120      225       48        0       0;0-0       980;980-980     1108;1075-1140   1385;1385-1385
Wachovia        0      156      104        0        0       0;0-0       957;895-998     1137;1100-1195        0;0-0
Wachovia        0      220      220        0        0       0;0-0       534;534-534      660;578-928          0;0-0
Wachovia        0      142      152        0       28       0;0-0       683;651-730      951;824-1057         0;0-0
Wachovia        0      104      104       32        0       0;0-0       696;678-736      836;794-854     1029;1029-1029
Wachovia       56      264      216        0        0    544;544-544    568;556-582      771;735-828          0;0-0
Wachovia        0       48      208        0        0       0;0-0       650;650-650      741;741-741          0;0-0
Wachovia       78      210      247       58       36    721;679-739    792;739-859      961;879-1049    1090;1049-1149
Wachovia        0      160       88        0        0       0;0-0       583;535-650      775;740-799          0;0-0
Wachovia        0      184      216       92        0       0;0-0       760;760-760      915;890-1070    1150;1130-1260
Wachovia        0       67      115        0        0       0;0-0       639;625-665      748;745-810          0;0-0
Wachovia        0       69      206       23        0       0;0-0       698;670-820      890;890-890     1204;1115-1380
Wachovia        4       86      168       45        0    645;645-645    746;685-760     1047;855-1200    1367;1300-1380
Wachovia        1       84       43        0        0    580;580-580    640;640-640      755;755-755          0;0-0
Wachovia        0       72       72        0        0       0;0-0       733;733-733      893;892-999          0;0-0
Wachovia        0       24       88       40      140       0;0-0          0;0-0            0;0-0             0;0-0
Wachovia        0      120       84       12        0       0;0-0      1187;1125-1285   1409;1345-1440   1660;1660-1660
Wachovia        0       34       49        0        0       0;0-0       532;532-532      618;616-700          0;0-0
Wachovia        0        2       14       14        0       0;0-0      1000;1000-1000   1650;1650-1650   2125;2125-2125
Wachovia        0       96      104        8        0       0;0-0       675;655-695      841;795-845     1045;1045-1045
Wachovia        0        0        0        0       24       0;0-0          0;0-0            0;0-0             0;0-0
Wachovia        0       96      156       48        0       0;0-0       658;635-681      797;742-882      1035;946-1065
Wachovia        0      190      168       42        0       0;0-0       721;652-782      840;768-1034    1081;1081-1081
Wachovia        0      106      118       32        0       0;0-0       824;765-955     1068;939-1188     1097;995-1269
Wachovia        0      152      152        0        0       0;0-0       925;925-925     1180;1180-1180        0;0-0
Wachovia        0      156      169        0        0       0;0-0       588;530-680      713;706-745          0;0-0
Wachovia        0      174      112        0        0       0;0-0      1185;1185-1185   1597;1597-1597        0;0-0
Wachovia       36       58      170       40        0    610;610-610    696;696-696      828;796-850       991;991-991
  NCCI         18       53       37        0        0    505;505-505    586;586-586      680;680-680          0;0-0
  NCCI          0       42       66       18        0       0;0-0       914;900-925     1273;1075-1300   1500;1500-1500
  NCCI         98      296       79        0        0    475;475-475    590;590-590      679;679-679          0;0-0
  NCCI          0        8       24       40       16       0;0-0       496;496-496      587;587-587       672;672-672
  NCCI          0       48      152        0        0       0;0-0       923;900-960     1060;1010-1125        0;0-0
  NCCI         30      125       61        0        0    400;400-400    481;435-500      560;535-650          0;0-0
  NCCI          0      507        0        0        0       0;0-0       265;245-285         0;0-0             0;0-0
  NCCI          0      248        0        0        0       0;0-0       414;353-500         0;0-0             0;0-0
  NCCI          0       38       63        0        0       0;0-0       399;399-399      399;399-399          0;0-0
  NCCI          0      239        0        0        0       0;0-0       395;395-395         0;0-0             0;0-0
  NCCI          0      433        0        0        0       0;0-0       337;273-395         0;0-0             0;0-0
  NCCI          0      466        0        0        0       0;0-0       215;215-215         0;0-0             0;0-0
  NCCI          0      247        0        0        0       0;0-0       174;132-220         0;0-0             0;0-0
  NCCI          0       96        0        0        0       0;0-0       272;271-369         0;0-0             0;0-0
  NCCI          0      235        0        0        0       0;0-0       240;194-285         0;0-0             0;0-0
  NCCI          0      261        0        0        0       0;0-0       250;235-275         0;0-0             0;0-0
  NCCI          0      112        2        0        0       0;0-0       203;203-203      223;223-223          0;0-0
  NCCI          0       64        2        0        0       0;0-0       203;203-203      223;223-223          0;0-0
  NCCI          0       48        0        0        0       0;0-0       203;203-203         0;0-0             0;0-0


                                                                              Average Rents and Range of Rents Breakout

             Average
              Rent;
               Rent                                                                            Average    Rent     Average
             Ranges -                                                       Average    Rent    Rent -   Ranges -   Rent -
                4+                                                          Rent -   Ranges -    1          1        2
  Loan          BR                     Remaining  Remaining  Remaining      Studio    Studio     BR        BR        BR
 Issuer       Units       DSCR  LTV      Amort       IO        Term          Units    Units     Units     Units     Units
------------------------------------------------------------------------------------------------------------------------------------
Wachovia      0;0-0       1.20  72.7%        360         71        119            0    0-0         715   700-755       929
Wachovia      0;0-0       1.33  70.3%        360         71        119            0    0-0         632   525-759       737
Wachovia      0;0-0       1.21  72.6%        360         71        119            0    0-0         717   710-720       898
Wachovia      0;0-0       1.20  72.6%        360         71        119            0    0-0         655   620-690       804
Wachovia      0;0-0       1.32  69.9%        360         71        119            0    0-0         560   560-560       660
Wachovia      0;0-0       1.21  78.9%         IO        119        119            0    0-0         635   630-645       694
Wachovia      0;0-0       1.24  76.1%         IO         58         58            0    0-0         980   980-980      1108
Wachovia      0;0-0       1.25  76.6%         IO         58         58            0    0-0         957   895-998      1137
Wachovia      0;0-0       1.22  79.0%         IO         58         58            0    0-0         534   534-534       660
Wachovia  1403;1403-1403  1.22  70.3%        360         83        119            0    0-0         683   651-730       951
Wachovia      0;0-0       1.20  77.2%        360         83        119            0    0-0         696   678-736       836
Wachovia      0;0-0       1.20  77.7%        360         59        119          544  544-544       568   556-582       771
Wachovia      0;0-0       1.21  75.0%        360         47        119            0    0-0         650   650-650       741
Wachovia  1249;1249-1249  1.20  77.8%         IO        118        118          721  679-739       792   739-859       961
Wachovia      0;0-0       1.22  71.4%        360         59        119            0    0-0         583   535-650       775
Wachovia      0;0-0       1.34  79.8%        360         47        119            0    0-0         760   760-760       915
Wachovia      0;0-0       1.24  67.9%        360         47        119            0    0-0         639   625-665       748
Wachovia      0;0-0       1.26  75.6%        360         47        119            0    0-0         698   670-820       890
Wachovia      0;0-0       1.20  65.9%        360         47        119          645  645-645       746   685-760      1047
Wachovia      0;0-0       1.26  75.8%        360         47        119          580  580-580       640   640-640       755
Wachovia      0;0-0       1.25  77.0%        360         47        119            0    0-0         733   733-733       893
Wachovia      0;0-0       1.75  60.8%         IO        120        120            0    0-0           0     0-0           0
Wachovia      0;0-0       1.47  61.5%         IO        120        120            0    0-0        1187  1125-1285     1409
Wachovia      0;0-0       1.24  65.6%        358          0        118            0    0-0         532   532-532       618
Wachovia      0;0-0       1.20  65.0%        360         58        118            0    0-0        1000  1000-1000     1650
Wachovia      0;0-0       1.25  71.8%         IO        119        119            0    0-0         675   655-695       841
Wachovia  1637;1637-1637  1.47  76.6%         IO        120        120            0    0-0           0     0-0           0
Wachovia      0;0-0       1.21  75.0%        360         83        119            0    0-0         658   635-681       797
Wachovia      0;0-0       1.21  73.6%        360         83        119            0    0-0         721   652-782       840
Wachovia      0;0-0       1.36  78.2%         IO        116        116            0    0-0         824   765-955      1068
Wachovia      0;0-0       1.23  78.5%         IO        120        120            0    0-0         925   925-925      1180
Wachovia      0;0-0       1.20  75.0%        360         48        120            0    0-0         588   530-680       713
Wachovia      0;0-0       1.27  66.4%         IO         59         59            0    0-0        1185  1185-1185     1597
Wachovia      0;0-0       1.20  76.4%         IO         60         60          610  610-610       696   696-696       828
  NCCI        0;0-0       1.36  72.5%        359          0        119          505  505-505       586   586-586       680
  NCCI        0;0-0       1.22  56.9%        359          0        119            0    0-0         914   900-925      1273
  NCCI        0;0-0       1.33  71.0%        360         60        119          475  475-475       590   590-590       679
  NCCI     758;758-758    1.53  79.2%        358          0        118            0    0-0         496   496-496       587
  NCCI        0;0-0       1.05  78.2%         IO         60         59            0    0-0         923   900-960      1060
  NCCI        0;0-0       1.45  71.1%        360         36        115
  NCCI        0;0-0       1.25  57.3%        360          0         84            0    0-0         265   245-285         0
  NCCI        0;0-0       1.41  51.4%        359          0         59            0    0-0         414   353-500         0
  NCCI        0;0-0       1.22  77.3%        358          0        118            0    0-0         399   399-399       399
  NCCI        0;0-0       1.38  57.7%        360          0         60            0    0-0         395   395-395         0
  NCCI        0;0-0       1.20  77.3%        359          0        119            0    0-0         337   273-395         0
  NCCI        0;0-0       1.22  78.8%        352          0        112            0    0-0         215   215-215         0
  NCCI        0;0-0       1.34  70.2%        360          0        120            0    0-0         174   132-220         0
  NCCI        0;0-0       1.71  42.9%        359          0        119            0    0-0         272   271-369         0
  NCCI        0;0-0       1.29  67.4%        359          0        119            0    0-0         240   194-285         0
  NCCI        0;0-0       1.23  75.0%        359          0        119
  NCCI        0;0-0       1.29  78.4%        360          0         60            0    0-0         203   203-203       223
  NCCI        0;0-0                                                               0    0-0         203   203-203       223
  NCCI        0;0-0                                                               0    0-0         203   203-203         0


                  Average Rents and Range of Rents Breakout

             Rent      Average      Rent      Average      Rent
           Ranges -    Rent -     Ranges -    Rent -     Ranges -
               2         3            3         4+           4+
  Loan        BR         BR          BR         BR          BR
 Issuer      Units      Units      Units       Units       Units
------------------------------------------------------------------------------------------------------------------------------------
Wachovia    835-995       1100   1100-11100         0       0-0
Wachovia    580-899          0      0-0             0       0-0
Wachovia    822-925          0      0-0             0       0-0
Wachovia    775-820          0      0-0             0       0-0
Wachovia    660-660          0      0-0             0       0-0
Wachovia    675-730          0      0-0             0       0-0
Wachovia   1075-1140      1385   1385-1385          0       0-0
Wachovia   1100-1195         0      0-0             0       0-0
Wachovia    578-928          0      0-0             0       0-0
Wachovia   824-1057          0      0-0          1403    1403-1403
Wachovia    794-854       1029   1029-1029          0       0-0
Wachovia    735-828          0      0-0             0       0-0
Wachovia    741-741          0      0-0             0       0-0
Wachovia   879-1049       1090   1049-1149       1249    1249-1249
Wachovia    740-799          0      0-0             0       0-0
Wachovia   890-1070       1150   1130-1260          0       0-0
Wachovia    745-810          0      0-0             0       0-0
Wachovia    890-890       1204   1115-1380          0       0-0
Wachovia   855-1200       1367   1300-1380          0       0-0
Wachovia    755-755          0      0-0             0       0-0
Wachovia    892-999          0      0-0             0       0-0
Wachovia      0-0            0      0-0             0       0-0
Wachovia   1345-1440      1660   1660-1660          0       0-0
Wachovia    616-700          0      0-0             0       0-0
Wachovia   1650-1650      2125   2125-2125          0       0-0
Wachovia    795-845       1045   1045-1045          0       0-0
Wachovia      0-0            0      0-0          1637    1637-1637
Wachovia    742-882       1035    946-1065          0       0-0
Wachovia   768-1034       1081   1081-1081          0       0-0
Wachovia   939-1188       1097    995-1269          0       0-0
Wachovia   1180-1180         0      0-0             0       0-0
Wachovia    706-745          0      0-0             0       0-0
Wachovia   1597-1597         0      0-0             0       0-0
Wachovia    796-850        991    991-991           0       0-0
  NCCI      680-680          0      0-0             0       0-0
  NCCI     1075-1300      1500   1500-1500          0       0-0
  NCCI      679-679          0      0-0             0       0-0
  NCCI      587-587        672    672-672         758     758-758
  NCCI     1010-1125         0      0-0             0       0-0
  NCCI
  NCCI        0-0            0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI      399-399          0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0
  NCCI
  NCCI      223-223          0      0-0             0       0-0
  NCCI      223-223          0      0-0             0       0-0
  NCCI        0-0            0      0-0             0       0-0


  Loan        Principals
 Issuer       (Individuals)
------------------------------------------------------------------------------------------------------------------------------------
Wachovia      John Saunders
Wachovia      John Saunders
Wachovia      John Saunders
Wachovia      John Saunders
Wachovia      John R. Saunders
Wachovia      Mark Hamilton and Anthony Zanze
Wachovia      K-W Properties; LW/WDC Portfolio Executives LLC; Wachovia Development Corporation
Wachovia      K-W Properties; KW/WDC Portfolio Executives LLC; Wachovia Development Corporation
Wachovia      KW/WDC Portfolio Executives, LLC
Wachovia      Meridian Realty Investments, LLC
Wachovia      Meridian Realty Investments, LLC
Wachovia      D. Andrew Stewart
Wachovia      Triple Net Properties, LLC
Wachovia      Michael J. Sauter
Wachovia      Reginald Winssinger
Wachovia      Lightstone Holdings, LLC
Wachovia      Lightstone Holdings, LLC
Wachovia      Lightstone Holdings, LLC
Wachovia      Lightstone Holdings, LLC
Wachovia      Lightstone Holdings, LLC
Wachovia      Lightstone Holdings, LLC
Wachovia      SCI Real Estate Investments, LLC
Wachovia      Greg Myers
Wachovia      Robert West
Wachovia      Sean T. Barry
Wachovia      Mark Hamilton and Tony Zanze
Wachovia      College Park Investments, LLC
Wachovia      Meridian Realty Investments, LLC
Wachovia      Meridian Realty Investments, LLC
Wachovia      Scott Knauer
Wachovia      Henry Manoucheri
Wachovia      Triple Net Properties, LLC
Wachovia      Kennedy-Wilson Inc.
Wachovia      Redhill Realty Investors, LP; General Electric
  NCCI        Matthew B. Lester
  NCCI        Nathan L. Topol
  NCCI        Matthew B. Lester
  NCCI        Bruce Davis; N. Jeffery Leonard; Gene Lim
  NCCI        Sol L. Rabin
  NCCI        The Gregory A. Fowler Living Trust u/t/a April 27, 1995, Darla T. Flanagan
  NCCI        Scott LaRose
  NCCI        Kim W. Eggleston
  NCCI        Norman Bangs
  NCCI        Kim Eggleston
  NCCI        William S. Dalton
  NCCI        Ray K. Farris, II
  NCCI        George Branton & Elizabeth Branton
  NCCI        Milton Kahn
  NCCI        L. Martin DeFelice & Nicole Donavan
  NCCI        William S. Dalton
  NCCI        Kevin Neville
  NCCI        Kevin Neville
  NCCI        Kevin Neville


(1) With respect to Mobile Home Parks, the # of one bedroom units represents the number of single-wide pads and the # of 2 bedroom units represents the the number of double-wide pads available for rent to coach owners. Average rent and subsequent rent range information provided correlates to the respective # of pads.